EXHIBIT 99.4
GREEN DOT CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
On October 23, 2014, Green Dot Corporation ("we," "us" and "our" refer to Green Dot Corporation) completed the acquisition of SBBT Holdings, LLC ("SBBT"), as previously announced.
The following unaudited pro forma condensed combined financial statements (the "Statements") are based on our historical financial statements and SBBT's historical financial statements after giving effect to our purchase of SBBT using the purchase method of accounting, our debt financing of $150.0 million from our term loan and $134.1 million of our Class A common stock, both of which we used to finance a portion of the acquisition.
The Statements reflect the following:

•
Unaudited pro forma condensed combined balance sheet as of September 30, 2014 combines our historical consolidated balance sheet as of September 30, 2014 with SBBT's historical consolidated balance sheet as of September 30, 2014, giving effect to the acquisition as if it had been completed on September 30, 2014.

•
Unaudited pro forma condensed combined statements of operations for the year ended December 31, 2013 and the nine months ended September 30, 2014 combines our historical consolidated statement of operations for the year ended December 31, 2013 and nine months ended September 30, 2014, respectively, with SBBT’s historical consolidated statement of operations for the twelve month period ended December 31, 2013 and nine month period ended September 30, 2014, respectively, giving effect to the acquisition as if it had been completed on January 1, 2013.

•
Pro forma adjustments that are (1) directly attributable to the acquisition, (2) factually supportable and (3) with respect to the statement of operations, expected to have a continuing effect on our combined results. The Statements do not include any adjustments for any restructuring activities, operating efficiencies or cost savings.

•	Certain reclassification adjustments in the presentation of SBBT's historical consolidated financial information to conform to our financial statement presentation.

•
Our preliminary estimates of the purchase price allocation to the assets acquired and liabilities assumed are based on their estimated fair values using currently available information and assumptions by management. The acquisition method of accounting is dependent upon certain valuations and other studies that have yet to progress to a stage where there is sufficient information for a definitive measure. Accordingly, the pro forma adjustments are preliminary, have been made solely for the purpose of providing the Statements, and are subject to revision based on a final determination of fair value as of the date of acquisition. Upon completion of purchase accounting, we may make additional adjustments, and the valuations for the assets acquired and liabilities assumed could change significantly from those used in the Statements.

The Statements are presented for illustrative purposes only and are not necessarily indicative of our combined financial position or combined results of operations that would have been reported had the acquisition occurred on the dates indicated, nor do they represent a forecast of our combined financial position or combined results of operations at any future date or any future period.
The Statements, including the notes thereto, should be read in conjunction with:

•	Our Annual Report on Form 10-K for the year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the nine months ended September 30, 2014.

•
SBBT’s audited historical consolidated financial statements as of June 30, 2014 and 2013 and for the fiscal years ended June 30, 2014, 2013 and 2012, and SBBT's unaudited historical consolidated financial statements as of September 30, 2014 and for the three months ended September 30, 2014 and 2013, included as Exhibit 99.2 and Exhibit 99.3, respectively, to this Current Report on Form 8-K/A.

GREEN DOT CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
SEPTEMBER 30, 2014

	Historical		Pro Forma
	Green Dot Corporation	SBBT Holdings, LLC	Adjustments		Combined
	(In thousands, except par value)
Assets
Current assets:
Unrestricted cash and cash equivalents	$632,640	$4,299	$(60,800)	(1)	$576,139
Investment securities available-for-sale, at fair value	136,157	—	—		136,157
Settlement assets	55,684	—	—		55,684
Accounts receivable, net	33,179	95	—		33,274
Prepaid expenses and other assets	37,549	536	—		38,085
Total current assets	895,209	4,930	(60,800)		839,339
Investment securities, available-for-sale, at fair value	77,319	—	—		77,319
Loans to bank customers, net of allowance for loan losses	6,817	—	—		6,817
Property and equipment, net	62,804	3,018	2,715	(2)	68,537
Goodwill and intangible assets	50,763	10,057	346,803	(3)	407,623
Prepaid expenses and other assets	23,293	124	7,300	(4)	30,717
Total assets	$1,116,205	$18,129	$296,018		$1,430,352
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and other liabilities	$92,463	$8,073	$24,801	(6)	$125,337
Deposits	441,860	—	—		441,860
Settlement and customer obligations	75,255	—	—		75,255
Notes payable	—	—	150,000	(5)	150,000
Total current liabilities	609,578	8,073	174,801		792,452
Other liabilities	31,355	—	—		31,355
Total liabilities	640,933	8,073	174,801		823,807

Stockholders’ equity:
Preferred stock	5	306	(306)	(7)	5
Common stock	40	2,704	(2,698)	(7)	46
Additional paid-in capital	228,710	—	134,068	(8)	362,778
Retained earnings	246,539	7,046	(9,847)	(7)	243,738
Accumulated other comprehensive income	(22)	—	—		(22)
Total stockholders’ equity	475,272	10,056	121,217		606,545
Total liabilities and stockholders’ equity	$1,116,205	$18,129	$296,018		$1,430,352

GREEN DOT CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2013

	Historical		Pro Forma
	Green Dot Corporation	SBBT Holdings, LLC	Adjustments		Combined
	(In thousands, except per share data)
Operating revenues:
Card revenues and other fees	$227,227	$—	$—		$227,227
Cash transfer revenues	183,359	—	—		183,359
Interchange revenues	171,757	—	—		171,757
Stock-based retailer incentive compensation	(8,722)	—	—		(8,722)
Refund transfer revenue	—	91,084	(9,645)	(2), (9)	81,439
Total operating revenues	573,621	91,084	(9,645)		655,060
Operating expenses:
Sales and marketing expenses	218,370	15,555	(6,789)	(2)	227,136
Compensation and benefits expenses	127,287	16,576	—		143,863
Processing expenses	89,856	—	—		89,856
Other general and administrative expenses	88,976	12,592	12,000	(13)	113,568
Total operating expenses	524,489	44,723	5,211		574,423
Operating income	49,132	46,361	(14,856)		80,637
Net interest income (expense)	3,368	(198)	(5,960)	(10)	(2,790)
Income before income taxes	52,500	46,163	(20,816)		77,847
Income tax expense	18,460	—	8,912	(11)	27,372
Net income	34,040	46,163	(29,728)		50,475
Income attributable to preferred stock	(5,360)	—	(1,607)	(15)	(6,967)
Net income allocated to common stockholders	$28,680	$46,163	$(31,335)		$43,508

Basic earnings per common share:	$0.78	$—	$—		$1.02
Diluted earnings per common share:	$0.76	$—	$—		$0.99
Basic weighted-average common shares issued and outstanding:	35,875	—	6,133	(12)	42,008
Diluted weighted-average common shares issued and outstanding:	37,156	—	6,133	(12)	43,289

GREEN DOT CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014

	Historical		Pro Forma
	Green Dot Corporation	SBBT Holdings, LLC	Adjustments		Combined
	(In thousands, except per share data)
Operating revenues:
Card revenues and other fees	$188,007	$—	$—		$188,007
Cash transfer revenues	135,852	—	—		135,852
Interchange revenues	133,626	—	—		133,626
Stock-based retailer incentive compensation	(6,541)	—	—		(6,541)
Refund transfer revenue	—	87,332	(7,379)	(2), (9)	79,953
Total operating revenues	450,944	87,332	(7,379)		530,897
Operating expenses:
Sales and marketing expenses	173,042	11,607	(5,128)	(2)	179,521
Compensation and benefits expenses	88,665	12,452	—		101,117
Processing expenses	58,893	2,590	—		61,483
Other general and administrative expenses	71,624	7,437	6,500	(13), (14)	85,561
Total operating expenses	392,224	34,086	1,372		427,682
Operating income	58,720	53,246	(8,751)		103,215
Other income	6,369	—	—		6,369
Net interest income (expense)	2,936	(52)	(4,470)	(10)	(1,586)
Income before income taxes	68,025	53,194	(13,221)		107,998
Income tax expense	24,486	—	14,055	(11)	38,541
Net income	43,539	53,194	(27,276)		69,457
Income attributable to preferred stock	(5,587)	—	(2,261)	(15)	(7,848)
Net income allocated to common stockholders	$37,952	$53,194	$(29,537)		$61,609

Basic earnings per common share:	$0.96	$—	$—		$1.35
Diluted earnings per common share:	$0.95	$—	$—		$1.33
Basic weighted-average common shares issued and outstanding:	38,923	—	6,133	(12)	45,056
Diluted weighted-average common shares issued and outstanding:	39,709	—	6,133	(12)	45,842

GREEN DOT CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1—Basis of Pro Forma Presentation
The unaudited pro forma condensed combined financial statements have been derived from our historical consolidated financial statements and SBBT's historical consolidated financial statements. Certain financial statement line items included in SBBT’s historical presentation have been reclassified to conform to the corresponding financial statement line items included in our historical presentation. The classification of these items has no impact on the historical operating income, net income, total assets, total liabilities or stockholders’ equity reported by us or SBBT.
Additionally, based on our review of SBBT's summary of significant accounting policies disclosed in SBBT's historical financial statements and preliminary discussions with SBBT management, the nature and amount of any adjustments to the historical financial statements of SBBT to conform its accounting policies to our accounting policies are not expected to be material. Further review of SBBT's accounting policies and financial statements may result in additional revisions to SBBT's policies and classifications to conform to our policies and classifications.
The unaudited pro forma condensed combined balance sheet as of September 30, 2014 combines our historical consolidated balance sheet as of September 30, 2014 with SBBT's historical consolidated balance sheet as of September 30, 2014, giving effect to the acquisition as if it had been completed on September 30, 2014. Unaudited pro forma condensed combined statements of operations for the year ended December 31, 2013 and the nine months ended September 30, 2014 combines our historical consolidated statement of operations for the year ended December 31, 2013 and nine months ended September 30, 2014, respectively, with SBBT’s historical consolidated statement of operations for the twelve month period ended December 31, 2013 and nine month period ended September 30, 2014, respectively, giving effect to the acquisition as if it had been completed on January 1, 2013. Subsequent to our acquisition of SBBT, SBBT's fiscal year was changed from June 30 to December 31.
The purchase price adjustments reflected in the unaudited pro forma information included herein are based on preliminary assumptions, and have been made solely for the purpose of providing the unaudited pro forma condensed combined financial statements. The unaudited pro forma financial statements are not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company. The final purchase price allocation, which will be based in part, on a detailed valuation study which has not yet been completed, may result in material adjustments to the pro forma condensed combined financial information presented and will be revised as additional information becomes available and as additional analysis is performed. Increases or decreases in fair value of certain balance sheet amounts and other items of SBBT as compared to the information presented in this document may change the amount of the business combination adjustments to goodwill and other assets and liabilities, which may in turn impact the statement of operations. Green Dot expects to complete the final purchase price allocation no later than twelve months following the closing date of the merger.
Note 2—Preliminary Purchase Price Allocation
Our acquisition of SBBT has been accounted for under the purchase method of accounting. We made a preliminary allocation of the total purchase price to the assets acquired and liabilities assumed based on their estimated fair values. We recognized the excess of the purchase price over the net of the amounts assigned to tangible and identifiable intangible assets acquired and liabilities assumed as goodwill. Upon completion of our purchase accounting, we may make additional adjustments, and the valuations for the assets acquired and liabilities assumed could change significantly from those used in the unaudited pro forma condensed combined financial statements.
The preliminary estimated purchase price consideration was as follows:

Consideration
(In thousands)
Cash, including proceeds from issuance of term loan	$203,500
Fair value of shares of Class A common stock issued (1)	134,074
Fair value of contingent consideration	22,000
Total purchase price	$359,574

(1)	We based the fair value of the 6.1 million shares of our Class A common stock issued on the then-current fair market value of $21.86 on the date the acquisition closed, which was October 23, 2014.

GREEN DOT CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Our preliminary allocation of the estimated purchase price was as follows:

September 30, 2014
(In thousands)
Assets:
Cash and cash equivalents	$4,299
Accounts receivable, net	94
Prepaid expenses and other assets	660
Property and equipment, net	5,733
Intangible assets	259,000
Goodwill	97,860
Total assets:	$367,646

Liabilities:
Accounts payable and other liabilities	$8,072
Total Liabilities:	$8,072

Total estimated purchase price	$359,574
Cash and cash equivalents; accounts receivable, net; prepaid expenses and other assets and accounts payable and other liabilities are short-term in nature, and, accordingly, we believe their carrying amounts approximate their fair values. The net book value of property and equipment is also expected to approximate its fair value and any adjustments are not expected to be material.
The identifiable intangible assets of $259.0 million consist primarily of customer lists and trademark names. The fair value and estimated useful lives of the intangibles assets are as follows:

Intangible assets	Estimated Useful Life	Fair Value
	(In years)	(In thousands)
Customer relationships	15-20	$218,500
Trademark	15-20	40,500
Total intangible assets		$259,000
We reflected the amortization related to the fair value of intangible assets above as pro forma adjustments to the unaudited pro forma condensed consolidated statements of operations.
Note 3—Credit Facility
In October 2014, we entered into a $225.0 million credit agreement ("Credit Agreement") with Bank of America, N.A., as an administrative agent, Wells Fargo Bank, National Association, and the other lenders party thereto. The Credit Agreement provides for 1) a $75.0 million five-year revolving facility ("Revolving Facility") and 2) a five-year $150.0 million term loan facility ("Term Facility"). The Credit Agreement also includes an accordion feature that, subject to securing additional commitments from existing lenders or new lending institutions, will allow us to increase the aggregate amount of these facilities by up to an additional $50.0 million. We drew the entire Term Facility on October 23, 2014, and used the proceeds to finance our acquisition of SBBT. We expect to use the proceeds of any borrowings under the Revolving Facility for working capital and other general corporate purposes, subject to the terms and conditions set forth in the Credit Agreement.
At our election, loans made under the Credit Agreement bear interest at 1) a LIBOR rate (the “LIBOR Rate") or 2) a base rate determined by reference to the highest of (a) the Bank of America prime rate, (b) the United States federal funds rate plus 0.50% and (c) a daily rate equal to one-month LIBOR rate plus 1.0% (the “Base Rate"), plus in either case an applicable margin. The applicable margin for borrowings depends on our total leverage ratio and varies from 2.50% to 3.00% for LIBOR Rate loans and 1.50% to 2.00% for Base Rate loans.
We also pay a commitment fee, which varies from 0.30% to 0.40% per annum on the actual daily unused portions of the Revolving Facility. Letter of credit fees are payable in respect of outstanding letters of credit at a rate per annum equal to the applicable margin for LIBOR Rate loans.

GREEN DOT CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The Credit Agreement requires us to comply with certain non-financial and financial covenants, including maintaining certain fixed charge and leverage ratios, as defined by the agreement.
The Revolving Facility matures, the commitments thereunder terminate, and all amounts then outstanding thereunder are payable on October 23, 2019. Quarterly principal payments of $5,625,000 are payable on the loans under the Term Facility. The loans made under the Term Facility mature and all amounts then outstanding thereunder are payable on October 23, 2019.
Note 4—Pro Forma Adjustments
The pro forma adjustments reflected in our unaudited pro forma condensed combined financial statements are as follows:

(1)	Represents the use of cash to fund our acquisition of SBBT and debt financing costs incurred on the Credit Facility.

(2)	Represents certain reclassification adjustments that we made to conform SBBT's historical consolidated financial statements to our accounting policies and presentation.

(3)	Represents our preliminary estimated fair value of definite lived intangible assets and goodwill resulting from our acquisition of SBBT.

(4)	Represents deferred financing costs associated with our Credit Facility discussed in Note 3.

(5)	Represents the proceeds drawn of $150.0 million from the Term Loan under the Credit Facility agreement to fund a portion of the total purchase price.

(6)
Represents our preliminary estimate of contingent consideration associated with achieving certain financial targets and accrual of estimated remaining transaction costs directly attributable to our acquisition of SBBT of approximately $2.8 million.

(7)	Represents the elimination of the historical membership interest of SBBT and the estimated remaining transaction costs directly attributable to our acquisition of SBBT.

(8)	Represents our issuance of 6.1 million shares of our Class A common stock to fund a portion of our acquisition of SBBT.

(9)
Represents the elimination of certain non-recurring revenues from SBBT's historical consolidated financial statements of approximately $2.8 million for the year ended December 31, 2013 and approximately $2.2 million for the nine month period ended September 30, 2014.

(10)
Represents contractual interest expense on our Term Loan and amortization of deferred financing costs associated with our Credit Facility. We have assumed an interest rate of approximately 3.0% on the Term Loan for purposes of these pro forma statements, which reflects the approximate interest rate available under the terms of the agreement at the time of the transaction.

(11)
Represents income tax expense associated with SBBT's income before income taxes and pro forma adjustments. Prior to this acquisition, SBBT did not record income tax expense because it is organized as a limited liability company, which is treated as a partnership for federal and state income purposes.

(12)	Represents the impact of our issuance of 6.1 million shares of our Class A common stock.

(13)	Reflects amortization expense associated with identifiable intangible assets acquired, as discussed in Note 2. The amount of this adjustment may change as we finalize our purchase price allocation.

(14)	Represents the elimination of transaction costs of approximately $2.5 million associated with our acquisition of SBBT that were included in our historical consolidated financial statements.

(15)	Represents the allocation of pro forma net income to preferred shareholders in accordance with the two-class method.

GREEN DOT CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 5—Pro Forma Earnings Per Common Share
Our pro forma basic earnings per common share is based on the weighted average number of our Class A common stock outstanding during each period, after giving effect to our acquisition of SBBT.

	Year Ended	Nine Months Ended
	December 31, 2013	September 30, 2014
	(In thousands)
Pro forma basic earnings per Class A common share
Pro forma net income	$50,475	$69,457
Income attributable to preferred stock	(6,967)	(7,848)
Income attributable to other classes of common stock	(835)	(590)
Pro forma net income allocated to Class A common stockholders	42,673	61,019
Pro forma weighted-average Class A shares issued and outstanding	42,008	45,056
Pro forma basic earnings per Class A common share	$1.02	$1.35

Pro forma diluted earnings per Class A common share
Pro forma net income allocated to Class A common stockholders	$42,673	$61,019
Re-allocated earnings	196	127
Pro forma diluted net income allocated to Class A common stockholders	42,869	61,146
Pro forma weighted-average Class A shares issued and outstanding	42,008	45,056
Stock options	1,078	582
Restricted stock units	203	187
Employee stock purchase plan	—	17
Pro forma diluted weighted-average Class A shares issued and outstanding	43,289	45,842
Pro forma diluted earnings per Class A common share	$0.99	$1.33